Cannae Reports Second Quarter 2018 Results with $1.08 Billion Book Value of Portfolio Company Investments, or $15.03 Per Share
Las Vegas, NV -- (August 13, 2018) -- Cannae Holdings, Inc. (NYSE:CNNE) ("Cannae" or the "Company") today reported operating results for the three and six-month periods ended June 30, 2018.

Highlights

•
On April 30, 2018, Ceridian HCM Holding Inc. (NYSE: CDAY) announced the closing of its initial public offering of 24,150,000 shares of common stock (which included the over-allotment option) priced at $22.00 per share

•	Following the closing of the Ceridian IPO, Cannae owned 37,135,921 shares representing a 27% stake in Ceridian

•	Based upon the CDAY closing price of $35.19 as of August 10, 2018, Cannae's position is worth $1.31 billion

•	On July 27, 2018, Lifeworks Corporation Ltd. was sold to Morneau Shepell for $325 million of which Cannae will receive approximately $56 million in cash proceeds for its interest

•	On August 1, 2018, Bob Wilhelm, an experienced healthcare services executive, was named T-System's new Chief Executive Officer

•
On August 8, 2018, Cannae entered into a definitive agreement in partnership with an investment consortium including CC Capital and Thomas H. Lee Partners to acquire Dun & Bradstreet (NYSE: DNB) in a transaction valued at $6.9 billion. Cannae's commitment is $900 million of the purchase price. Cannae agreed to use its reasonable best efforts to syndicate at least $600 million of its equity commitment

•	Total book value of portfolio company investments was $1.080 billion, or $15.03 per share, as of June 30, 2018 compared to total book value of $1.059 billion, or $14.95 per share, at December 31, 2017

Ceridian

•	Ceridian Cloud revenue of $127.8 million, was up 35.5% year-over-year

•	Total revenue which includes both Cloud and Bureau solutions, delivered second quarter revenue of $179.3 million, a 13.8% increase over the second quarter 2017 results of $157.5 million

•	Excluding the effect of foreign currency fluctuations, Cloud revenue increased 33.4% year-over-year and total revenue increased 12.4% year-over-year

•
Operating loss was $11.3 million, as compared to an operating profit of $0.9 million in the second quarter of 2017. Excluding $25.3 million of IPO and debt refinancing related expenses, operating profit would have been $14.0 million.

•
Adjusted EBITDA of $33.6 million and Adjusted EBITDA margin of 18.7% reflecting an $11.0 million increase over the second quarter of 2017 Adjusted EBITDA of $22.6 million and Adjusted EBITDA margin of 14.3%

•	3,308 Dayforce customers were live on the platform at the end of the second quarter of 2018, up from 2,690 at the end of the second quarter of 2017

Restaurant Group

•	$276.2 million in total revenue and a pretax loss of $5.9 million for the second quarter, versus $287.6 million in total revenue and a pretax loss of $1.6 million in the second quarter of 2017

•	EBITDA of $8.6 million and EBITDA margin of 3.1% for the second quarter, versus EBITDA of $10.6 million and EBITDA margin of 3.7% in the second quarter of 2017

•	Same store sales decreased 1.5% in the second quarter, as Ninety Nine same stores sales increased by 0.9%, O'Charley's declined by 2.8%, Village Inn declined by 1.0% and Bakers Square declined by 4.2%

T-System

•	$16.4 million in total revenue and a pretax loss of $1.4 million for the second quarter of 2018

•	EBITDA of $4.2 million and an EBITDA margin of 25.6% for the second quarter of 2018

“I am pleased with our second quarter results and the progress that we achieved positioning Cannae to deliver continued growth and value for shareholders,” commented Chairman William P. Foley, II. “Cannae owns 37,135,921 shares representing a 27% stake in Ceridian which is now worth $1.31 billion based upon the company's closing price of $35.19 on August 10, 2018. We continue to be pleased with Ceridian’s growth and opportunity to further expand their business as can be seen in their strong results this quarter. Additionally, Lifeworks was sold to Morneau Shepell for $325 million in proceeds on July 27, 2018.

Cannae will receive approximately $56 million in cash proceeds for its interest in Lifeworks which we expect to receive at the end of August.”

Mr. Foley continued, “I am also pleased with our announcement on August 8, 2018 of our entry into a definitive agreement in partnership with an investment consortium including CC Capital and Thomas H. Lee Partners to acquire Dun & Bradstreet (NYSE:DNB). The transaction is valued at $6.9 billion, including the assumption of $1.5 billion of Dun & Bradstreet’s net debt. In an increasingly data-driven world, Dun & Bradstreet’s insight-driven business model and interconnectivity across industries has positioned the company for continued success. We are excited to grow the Company, increase operating efficiencies and improve the DNB customer experience by providing enhanced business solutions.

“The restaurant group delivered operational improvement through the second quarter despite what remains a challenging industry backdrop for casual dining. Initiatives have been put in place to reduce expenses, increase productivity, and improve customer satisfaction levels across our brands. Importantly, we continue to see significant room for further margin improvement and are working with ABRH’s management team to deliver profitability that is more in line with peers.”

Mr. Foley concluded, “Turning to T-System, we announced on August 1, 2018 that Bob Wilhelm has been named T-System’s new Chief Executive Officer. Bob has the right skillset to build upon T-System’s established documentation and coding businesses as we work to accelerate the Company’s organic growth and execute upon our acquisition strategy to expand T-System’s capabilities. We are excited about T-System and its future growth potential."

Conference Call
As previously announced, Cannae will host a conference call today, August 13, 2018, to discuss its second quarter 2018 results at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings Second Quarter 2018 Earnings Call. A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13681328. The telephonic replay will be available until 11:59 pm (Eastern Time) on August 20, 2018.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian Holdings, LLC, American Blue Ribbon Holdings, LLC and T-System Holding LLC.  More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), and earnings before interest, taxes and depreciation and amortization as a percent of revenue (EBITDA margin).

Adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, non-cash share-based compensation expense, severance charges, restructuring consulting fees, and IPO transaction costs. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of Total Revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollar in millions)
Operating (loss) profit	$(11.3)	$0.9	$16.0	$11.8
Depreciation and amortization	14.2	13.0	28.1	26.1
EBITDA from continuing operations	2.9	13.9	44.1	37.9
Sponsorship management fees	11.5	0.5	12.0	1.0
Intercompany foreign exchange loss (gain)	—	2.1	(2.8)	2.9
Share-based compensation	12.0	4.3	14.7	8.5
Severance charges	1.1	1.6	3.0	3.5
Restructuring consulting fees	2.4	0.2	2.5	—
IPO transaction costs	3.7	—	3.7	—
Adjusted EBITDA	$33.6	$22.6	$77.2	$53.8

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, Cannae's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; our ability, together with the investment consortium, to close the acquisition of Dun & Bradstreet, including our ability to fund and/or sell down our equity commitment pursuant to the definitive agreements entered into in connection therewith.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburyir.com

 CANNAE HOLDINGS, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
June 30, 2018
Restaurant revenue	$276.2	$276.2	$—	$—
Other operating revenue	27.7	—	16.4	11.3
Total operating revenue	303.9	276.2	16.4	11.3

Cost of restaurant revenue	240.1	240.1	—	—
Personnel costs	90.3	11.0	8.5	70.8
Depreciation and amortization	15.3	10.7	4.1	0.5
Other operating expenses	25.1	17.9	3.7	3.5
Total operating expenses	370.8	279.7	16.3	74.8

Operating (loss) earnings	$(66.9)	$(3.5)	$0.1	$(63.5)

Interest and investment income	$1.6	$—	$—	$1.6
Interest (expense) income	(0.2)	(3.8)	(1.5)	5.1
Realized gains and losses	66.5	1.4	—	65.1
Total other income (expense)	67.9	(2.4)	(1.5)	71.8

Earnings (loss) before tax	$1.0	$(5.9)	$(1.4)	$8.3

Income tax expense (benefit)	$2.8	$—	$(0.3)	$3.1
Loss from equity investees	(19.6)	—	—	(19.6)
Non-controlling interests	(2.6)	(2.7)	—	0.1

Net loss attributable to Cannae common shareholders	$(18.8)	$(3.2)	$(1.1)	$(14.5)

EPS attributable to Cannae common shareholders - basic	$(0.26)
EPS attributable to Cannae common shareholders - diluted	$(0.26)

Cannae weighted average shares - basic	71.1
Cannae weighted average shares - diluted	71.1

Earnings (loss) before tax	$1.0	$(5.9)	$(1.4)	$8.3

Interest (expense) income	$(0.2)	$(3.8)	$(1.5)	$5.1
Depreciation and amortization	15.3	10.7	4.1	0.5

EBITDA	$16.5	$8.6	$4.2	$3.7
EBITDA margin	5.4%	3.1%	25.6%	32.7%

CANNAE HOLDINGS, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Three Months Ended
June 30, 2017
Restaurant revenue	$287.6	$287.6	$—
Other operating revenue	7.9	—	7.9
Total operating revenue	295.5	287.6	7.9

Cost of restaurant revenue	248.6	248.6	—
Personnel costs	44.1	12.8	31.3
Depreciation and amortization	11.6	11.0	0.6
Other operating expenses	26.5	15.6	10.9
Total operating expenses	330.8	288.0	42.8

Operating loss	$(35.3)	$(0.4)	$(34.9)

Interest and investment income	$1.3	$—	$1.3
Interest expense	(1.4)	(1.2)	(0.2)
Total other (expense) income	(0.1)	(1.2)	1.1

Loss before tax	$(35.4)	$(1.6)	$(33.8)

Income tax benefit	$(22.6)	$—	$(22.6)
(Loss) earnings from equity investees	(6.8)	0.1	(6.9)
Earnings from discontinued operations, net of tax	145.3	—	145.3
Non-controlling interests	(0.7)	(0.7)	—

Net earnings (loss) attributable to Cannae common shareholders	$126.4	$(0.8)	$127.2

EPS attributable to Cannae common shareholders - basic	$1.79
EPS attributable to Cannae common shareholders - diluted	$1.79

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(35.4)	$(1.6)	$(33.8)

Interest expense	$(1.4)	$(1.2)	$(0.2)
Depreciation and amortization	11.6	11.0	0.6

EBITDA	$(22.4)	$10.6	$(33.0)
EBITDA margin	—%	3.7%	—%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Six Months Ended
June 30, 2018
Restaurant revenue	$550.0	$550.0	$—	$—
Other operating revenue	47.8	—	33.3	14.5
Total operating revenue	597.8	550.0	33.3	14.5

Cost of restaurant revenue	480.9	480.9	—	—
Personnel costs	114.4	23.0	17.4	74.0
Depreciation and amortization	30.2	21.4	8.3	0.5
Other operating expenses	46.3	33.8	7.4	5.1
Total operating expenses	671.8	559.1	33.1	79.6

Operating (loss) earnings	$(74.0)	$(9.1)	$0.2	$(65.1)

Interest and investment income	$2.9	$—	$—	$2.9
Interest (expense) income	(3.2)	(7.5)	(1.5)	5.8
Realized gains and losses	66.5	1.4	—	65.1
Total other income (expense)	66.2	(6.1)	(1.5)	73.8

(Loss) earnings before tax	$(7.8)	$(15.2)	$(1.3)	$8.7

Income tax benefit	$(1.2)	$—	$(0.6)	$(0.6)
(Loss) earnings from equity investees	(20.7)	0.1	—	(20.8)
Non-controlling interests	(6.8)	(6.8)	—	—

Net loss attributable to Cannae common shareholders	$(20.5)	$(8.3)	$(0.7)	$(11.5)

EPS attributable to Cannae common shareholders - basic	$(0.29)
EPS attributable to Cannae common shareholders - diluted	$(0.29)

Cannae weighted average shares - basic	70.8
Cannae weighted average shares - diluted	70.9

(Loss) earnings before tax	$(7.8)	$(15.2)	$(1.3)	$8.7

Interest (expense) income	$(3.2)	$(7.5)	$(1.5)	$5.8
Depreciation and amortization	30.2	21.4	8.3	0.5

EBITDA	$25.6	$13.7	$8.5	$3.4
EBITDA margin	4.3%	2.5%	25.5%	23.4%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Six Months Ended
June 30, 2017
Restaurant revenue	$560.4	$560.4	$—
Other operating revenue	10.4	—	10.4
Total operating revenue	570.8	560.4	10.4

Cost of restaurant revenue	484.8	484.8	—
Personnel costs	60.5	25.7	34.8
Depreciation and amortization	23.0	21.7	1.3
Other operating expenses	44.2	31.1	13.1
Total operating expenses	612.5	563.3	49.2

Operating loss	$(41.7)	$(2.9)	$(38.8)

Interest and investment income	$2.3	$—	$2.3
Interest expense	(3.4)	(3.2)	(0.2)
Realized gains and losses	5.1	—	5.1
Total other income (expense)	4.0	(3.2)	7.2

Loss before tax	$(37.7)	$(6.1)	$(31.6)

Income tax benefit	$(24.4)	$—	$(24.4)
(Loss) earnings from equity investees	(10.2)	0.1	(10.3)
Earnings from discontinued operations, net of tax	147.7	—	147.7
Non-controlling interests	(2.7)	(2.7)	—

Net earnings (loss) attributable to Cannae common shareholders	$126.9	$(3.3)	$130.2

EPS attributable to Cannae common shareholders - basic	$1.80
EPS attributable to Cannae common shareholders - diluted	$1.80

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(37.7)	$(6.1)	$(31.6)

Interest expense	$(3.4)	$(3.2)	$(0.2)
Depreciation and amortization	23.0	21.7	1.3

EBITDA	$(11.3)	$18.8	$(30.1)
EBITDA margin	—%	3.4%	—%

CANNAE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY
(In millions)

	June 30, 2018	December 31, 2017
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$77.7	$245.6
Equity securities	—	17.7
Other current assets	117.7	86.9

Total current assets	$195.4	$350.2

Ceridian equity investment	$409.0	$383.9
Other equity method investments	70.6	41.0
Property and equipment, net	201.9	218.8
Software & intangible assets	201.4	214.5
Goodwill	202.0	202.7
Other non-current assets	79.6	76.1
Total assets	$1,359.9	$1,487.2

Current liabilities:
A/P & other current liabilities	$114.3	$127.6
Notes payable, current	1.4	122.2

Total current liabilities	$115.7	$249.8

Notes payable, non-current	$11.0	$12.7
Other non-current liabilities	62.2	71.6
Total liabilities	$188.9	$334.1

Additional paid in capital	$1,155.4	$1,130.2
Retained earnings	0.1	0.2
Accumulated other comprehensive loss	(75.5)	(71.0)
Non-controlling interests	91.0	93.7
Cannae shareholder's equity	$1,171.0	$1,153.1

Total liabilities and equity	$1,359.9	$1,487.2

Adjusted Book Value Summary	June 30, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Ceridian	$418.3	$398.5
LifeWorks	38.5	—
American Blue Ribbon Holdings	229.1	109.9
T-System	203.9	204.6
Del Frisco's Restaurant Group	—	17.7
Holding company cash and short-term investments	67.4	215.4
Other	122.8	113.3
Cannae Book Value	$1,080.0	$1,059.4
Outstanding Cannae shares	71.9	70.9
Cannae Book Value per Share	$15.03	$14.95